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                                                                   Exhibit 10B

                                    AGREEMENT
                                    ---------

         This agreement made and entered into this 13th day of December, 2001, by and among Scioto Downs, Inc., an Ohio corporation, hereinafter "Scioto Downs," Mid-America Racing Association, Inc., an Ohio corporation, hereinafter "MARA" and Heartland Jockey Club, Ltd., an Ohio limited liability company, hereinafter "Heartland."

                                    RECITALS

         Scioto Downs and MARA own permits to conduct harness horse racing at the Scioto Downs racetrack, 6000 South High Street, Columbus, Ohio. Reference herein to "Scioto Downs" includes BOTH Scioto Downs and MARA. Heartland owns permits to conduct thoroughbred race meetings at Beulah Park racetrack in Grove City, Ohio. Reference herein to "Beulah Park" includes Heartland.

         Scioto Downs and Beulah Park desire to enter into this agreement in order to set forth certain understandings and agreements between them with regard to the 2002 racing season which commences January 1, 2002 and ends December 31, 2002. It is understood that this does not establish a precedent for the future but does provide information to help establish a suitable relationship for cooperation in future years.

         Now, therefore, the parties agree as follows:

         1. There are days during the 2002 racing season as indicated on the applications for race dates filed by both Scioto Downs and Beulah Park with the Racing Commission on which both Scioto Downs and Beulah Park will be conducting live racing. The parties recognize this and agree to it.

         2. Subject to the exception hereinafter set forth and other exceptions set forth in this agreement, during the 2002 racing season, Scioto Downs will not conduct wagering on simulcast race programs which commence prior to 4:00 p.m. (Columbus time) with the exception of simulcast race programs from California, and Beulah Park will not conduct wagering on simulcast race programs which commence after 4:00 p.m. (Columbus time) with the exception of simulcast race programs from California.

         3. Scioto Downs will conduct live racing and wagering on simulcast racing programs in the afternoons of Memorial Day, 4th of July and Labor Day.

         4. During Little Brown Jug week (September 14 through September 19), Scioto Downs will be open for wagering on simulcast racing programs.

         5. Scioto Downs will be open for wagering on simulcast racing programs on Hambletonian day.


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         6. Mike Weiss and Ed Ryan will meet monthly to review the racing schedules and, if necessary, make adjustments by mutual agreement to this agreement.

         7. This agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         8. This agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

                                   SCIOTO DOWNS, INC.



                                   By  /s/ Edward T. Ryan
                                     ---------------------------------------


                                   MID-AMERICA RACING ASSOCIATION, INC.



                                   By  /s/ Edward T. Ryan
                                     ---------------------------------------


                                   HEARTLAND JOCKEY CLUB, LTD.



                                   By  /s/ Michael Weiss
                                     ---------------------------------------